Exhibit 5.1

Weatherford International plc

70 Sir John Rogerson's Quay

Dublin 2, D02R296

Ireland

Our ref	17 July 2026
FB/GB/AON/661725-69

Dear Addressee

Registration Statement on Form S-4 of Weatherford International plc

1	Introduction

We act as legal advisers to Weatherford International plc, a public limited company incorporated under the laws of Ireland with company number 540406 (the “Company”), which has asked us to give this Opinion as to certain matters of Irish law in connection with the filing by the Company, on the date hereof, of a registration statement on Form S-4 (File No.: 333-297275) (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the Registration Statement, the Company proposes to register up to 680,104 ordinary shares of US$0.001 each (nominal value) in the capital of the Company (such number of ordinary shares, the “Merger Shares”) that may be issued as merger consideration upon the terms and conditions of a State of Delaware law governed merger agreement dated 31 May 2026 made by and among the Company, Trinity Bell Sub, Inc. and NCS Multistage Holdings, Inc. (the “Merger Agreement”).

2	Basis of Opinion

For the purpose of giving this Opinion, we have examined the documents and have conducted the searches listed in Schedule 1 (Documents and Searches) to this Opinion, together with such other materials as we have considered necessary or relevant as a basis for the opinions contained herein.

This Opinion is strictly limited to the matters expressly stated under Section 3 (Opinions), below, and is not to be read as extending, by implication or otherwise, to any other matter. In particular, this Opinion does not deal with any tax matter or the tax consequences of any matter referred to in this Opinion, in the documents or other materials examined by us for the purpose of giving this Opinion, or otherwise.

We express no opinion and make no representation or warranty as to any matter of fact. We have not investigated or verified any of the facts or assumptions, or the reasonableness of any assumptions, statements or opinions contained or represented by any person in the documents or other materials examined by us for the purposes of giving this Opinion, nor have we attempted to determine if any relevant facts have been omitted from such documents or materials.

This Opinion is given with respect to the laws of Ireland in effect on the date hereof and is based on legislation published and cases fully reported before that date and our knowledge of the facts relevant to the opinions contained herein. For the avoidance of doubt, Ireland does not include Northern Ireland (which is a separate jurisdiction), and references to the laws of Ireland do not include the laws in force in Northern Ireland.

We have made no investigations of, and we express no opinion on, the laws of any jurisdiction other than Ireland, or the effect thereof. In particular, we have made no investigations of any reference to non-Irish laws in any document or other materials examined by us, or the meaning or effect thereof, and any phrases used in any non-Irish law governed document examined by us have been construed by us as having the meaning and effect they would have if such document was governed by Irish law. We have assumed, without enquiry, that there is nothing in the laws of any jurisdiction other than Ireland which would, or might, affect the opinions contained herein, and that, insofar as the laws of any jurisdiction other than Ireland are relevant, such laws have been, or will be, complied with.

This Opinion is expressed as of the date hereof and we assume no obligation to update the opinions contained herein.

3	Opinions

Based upon, and subject to, the foregoing and the assumptions, qualifications and limitations set out in Schedule 2 (Assumptions), Schedule 3 (Qualifications) and elsewhere in this Opinion, we are of the following opinion:

(a)	The Merger Shares, when allotted and issued in accordance with the terms and conditions of the Merger Agreement against receipt by the Company of the full consideration payable therefor, will, upon the entry of the name(s) of the relevant allottee(s) in the register of members of the Company as the registered holder(s) thereof (in each case credited as fully paid-up), be validly issued, fully paid-up and non-assessable. “Non-assessable” is a phrase which has no defined meaning under Irish law, but, for the purposes of this Opinion, means the registered holders of the Merger Shares will not be subject, solely by virtue of their shareholdings, to calls for additional payments of capital on such shares. As a matter of Irish law, a share in an Irish incorporated company is only issued when it has been entered in the register of members of the relevant company.

4	Reliance

This Opinion is furnished to you and the persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act strictly for use in connection with the Registration Statement and may not be relied upon by any other person without our prior written consent.

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5	Consent

We hereby consent to the filing of this Opinion as Exhibit 5.1 to the Registration Statement and to the references to Matheson LLP under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving such consent, we do not admit that we are included in the category of persons whose consent is required under section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

6	Governing Law

This Opinion and the opinions contained herein are governed by, and shall be construed in accordance with, the laws of Ireland.

Yours faithfully

/s/ Matheson LLP

MATHESON LLP

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Schedule 1

Documents and Searches

For the purpose of giving this Opinion, we have examined the documents and have conducted the searches listed below.

1.	The final form of the Registration Statement (including the prospectus forming part thereof) to which this Opinion is to be filed as an exhibit.

2.	A copy of the Merger Agreement attached as Annex A to the prospectus which forms part of the Registration Statement.

3.	A copy of the Company’s definitive proxy statement on Schedule 14A (relating to its 2026 annual general meeting) filed with the Commission on 21 April 2026.

4.	A certificate issued by the secretary of the Company dated on or about the date hereof (the “Corporate Certificate”):

(a)	attaching a copy of each of the following documents certified as being true, complete and correct by the secretary:

(i)	the Company’s certificate of incorporation dated 3 March 2014, certificate of incorporation on change of name dated 20 March 2014 and certificate of incorporation on re-registration as a public limited company dated 29 May 2014 (the “Certificates of Incorporation”);

(ii)	the memorandum of association of the Company adopted on 10 December 2019 (the “Memorandum of Association”) and the articles of association of the Company adopted on 10 December 2019 (the “Articles of Association”, and together with the Certificates of Incorporation and the Memorandum of Association, the “Constitutional Documents”);

(iii)	written resolutions of all the directors of the Company passed on 31 May 2026, pursuant to which the directors resolved, among other matters, to approve the entry by the Company into the Merger Agreement and the allotment and issue of the Merger Shares (the “Written Board Resolutions”); and

(b)	certifying certain other matters, as set out therein, on which we have relied for the purpose of this Opinion, including:

(i)	the authorised share capital of the Company; and

(ii)	the issued share capital of the Company.

5.	Searches carried out by independent law researchers on our behalf against the Company on 17 July 2026: (a) in the Register of Winding-up Petitions maintained at the Central Office of the High Court of Ireland (the “Register of Winding-up Petitions”), (b) in the Judgments’ Office of the High Court of Ireland, and (c) on the file of the Company maintained by the Registrar of Companies at the Irish Companies Registration Office (the “Companies Registration Office”) (together, the “Searches”).

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Schedule 2

Assumptions

The opinions contained herein are given on the basis of the assumptions set out in this Schedule.

1	Documents

1.1	Genuine Signatures

All signatures (including, for the avoidance of doubt, electronic signatures), initials, seals and stamps contained in, or on, any document examined by us are genuine.

1.2	Authentic and Complete

All documents provided to us as originals are authentic and complete and all documents provided to us as copies (including, without limitation, any document provided to us as a ..pdf (or any other format) attachment to an email) are complete and conform to the originals of such documents, and the originals of such documents are authentic and complete with all requisite seals and stamps affixed.

1.3	True and Accurate

The contents of the documents (including the Corporate Certificate) and any other materials examined by us for the purposes of this Opinion are true and accurate as to factual matters, but we have made no independent investigation regarding such factual matters.

1.4	No Revocation or Amendment

All documents dated on, or prior to, the date hereof and on which we have expressed reliance have not been revoked or amended and remain accurate.

1.5	Natural Persons

Each natural person who has executed any document examined by us for the purposes of this Opinion had the due personal legal capacity to do so.

1.6	Electronic Signatures

Any electronic signature inserted on a document was inserted by the signatory in question and not by another person and where attested by a witness was inserted in the physical presence of the witness. Each party to any document which has been executed using electronic signatures has consented to the execution of that document by way of electronic signature.

1.7	Delivery and Conditions Precedent

The Merger Agreement has been unconditionally delivered by the parties thereto (including the Company) and is not subject to any escrow or similar arrangement, all conditions precedent in the Merger Agreement have been, or will be, satisfied, and the transactions provided for in the Merger Agreement will be consummated upon the terms and conditions provided for therein.

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2	Corporate Authority

2.1	Constitutional Documents

There have been no amendments to the Constitutional Documents or the other attachments to the Corporate Certificate.

2.2	Corporate Benefit

The Company will derive a commercial benefit from entering into the Merger Agreement commensurate with the obligations undertaken by it thereunder.

2.3	Good Faith, Best Interests of the Company and Purpose

In approving the entry into the Merger Agreement and the allotment and issue of the Merger Shares upon the terms and conditions provided for therein, the directors of the Company have acted in good faith in the best interests of the Company for the benefit of its members as a whole, and for its legitimate business purposes.

2.4	Disclosure of Interests

Each director of the Company has disclosed any interest he or she may have in the Merger Agreement and the transactions provided for therein in accordance with the provisions of the Companies Act 2014, as amended (the “Companies Act”) and the Constitutional Documents.

3	Merger Shares

3.1	Consideration Received

The Company will have received the full consideration payable for the Merger Shares (as provided for in the Merger Agreement) prior to, or simultaneous with, their allotment and issue, and no Merger Share will be allotted and issued for consideration that is less than its nominal value.

3.2	Authorised Share Capital

The Company will not take any action after the date of this Opinion which will reduce the number of unissued ordinary shares in its authorised share capital to an amount less than the number of Merger Shares to be allotted and issued.

3.3	Allottees of Shares

Each person to whom the Merger Shares are to be allotted and issued under the Merger Agreement has the due and requisite capacity to be allotted and issued the Merger Shares, and to be registered in the register of members of the Company as the holder thereof. Each such person shall have agreed, or shall be deemed to have agreed, to become a member of the Company.

3.4	The Depository Trust Company

To the extent any Merger Shares to be allotted and issued pursuant to the Merger Agreement are proposed to be issued directly to Cede & Co., as the nominee of The Depository Trust Company (“DTC”), the Company will have satisfied all requirements of DTC for acceptance of the Merger Shares as eligible for its depository and book entry transfer services.

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4	Parties Other than the Company

Each person expressed to be a party to the Merger Agreement (other than the Company), as applicable:

(a)	is duly incorporated and validly existing;

(b)	is not the subject of any insolvency proceedings (which includes those relating to bankruptcy, liquidation, examinership, rescue process, administration, receivership and reorganisation) in any jurisdiction;

(c)	had, at the time he, she or it entered into the Merger Agreement, the due and requisite capacity to enter into and execute the Merger Agreement and had at such time, and continues to have, the due and requisite capacity to perform the obligations he, she or it is expressed to assume under it;

(d)	has taken all necessary corporate action required of it to authorise it to execute the Merger Agreement, and to perform the obligations it is expressed to assume under it;

(e)	has complied with and will comply with all the laws and regulations applicable to the transactions contemplated by the Merger Agreement in any jurisdiction; and

(f)	has duly executed the Merger Agreement.

5	Searches

The information disclosed by the Searches was accurate and complete as of the date the Searches were made and has not been altered. The Searches did not fail to disclose any information which had been delivered for registration but which did not appear from the information available at the time the Searches were made or which ought to have been delivered for registration at that time but had not been so delivered. No additional matters would have been disclosed by additional searches being carried out since that time.

6	Winding up

The Company has not, and at the time of the allotment and issue of the Merger Shares will not have, passed a voluntary winding-up resolution or a resolution to place the Company under court protection or to appoint a process adviser, and no petition has been, or will have been, presented to, and no order has been, or will have been, made by, a court for the winding-up of the Company or to place the Company under court protection or for the appointment of a process adviser.

7	Laws of Other Jurisdictions

The obligations expressed to be assumed by each party to the Merger Agreement and all relevant documents referred to therein are legal, valid, binding and enforceable obligations under all applicable laws and in all applicable jurisdictions, other than, in the case of the Company, the laws of Ireland and the jurisdiction of Ireland.

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8	General

8.1	Representations and Warranties

The representations and warranties given by each party to the Merger Agreement are true and correct in all respects with regard to the facts stated therein (other than those on which we expressly opine in this Opinion).

8.2	Financial Restrictions and Sanctions

The Merger Agreement and the transactions contemplated thereby and transfers and payments to be made thereunder are not and will not be affected or prohibited by any financial restrictions or sanctions imposed by the United Nations, the European Union or Ireland or which arise under any human rights, anti-terrorism, anti-corruption, anti-money laundering or exchange control laws and regulations of the European Union or Ireland, including, without limitation, any arising from orders made under the Financial Transfers Act 1992 of Ireland, the Criminal Justice (Terrorist Offences) Acts 2005 and 2015 of Ireland or the Criminal Justice (Money Laundering and Terrorist Financing) Acts 2010 to 2021 of Ireland.

8.3	No Bad Faith, Fraud, Coercion, Duress or Undue Influence

There has been no bad faith, fraud, coercion, duress or undue influence on the part of any of the parties to any of the documents or other materials we have examined for the purpose of this Opinion (including the Company), or their respective directors, employees, agents and / or advisers.

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Schedule 3

Qualifications

The opinions contained herein are given subject to the qualifications set out in this Schedule.

1	Searches

There are some potential limitations to the effectiveness of the Searches. These include:

(a)	A search in the Companies Registration Office will not reveal whether a petition has been presented to the Irish courts for the appointment of a liquidator or an examiner.

(b)	A search of the Register of Winding-up Petitions should reveal the existence of a petition for the appointment of a liquidator or an examiner but there may be a time lag between presentation and entry of particulars of the petition on the Register of Winding-up Petitions and accordingly a search of the Register of Winding-up Petitions may fail to reveal that any such petition has been presented. Furthermore, in the case of certain smaller companies a petition for the appointment of an examiner may be presented to the Circuit Court and a search of the Register of Winding-up Petitions will not reveal the existence of such a petition.

(c)	A search in the Companies Registration Office should reveal the appointment of a liquidator, examiner, process adviser or receiver (whether by the Irish courts or, in the case of a liquidator, process adviser or a receiver, out of court). However, similarly there may be a time lag between the appointment and the filing of particulars of the appointment and accordingly a search in the Companies Registration Office may fail to reveal any such appointment.

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